Exhibit 99.1

Forms of Proxy and Voting Instruction Card for Independent Alliance Banks, Inc. Shareholder Meeting

INDEPENDENT ALLIANCE BANKS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON [●], 2017

The undersigned hereby appoints                                          and                                         , and each of them singly, as proxies, each having the power to act without the other and to appoint [his/her] substitute, and hereby authorizes them to represent and vote, as designated below, all shares of common stock of Independent Alliance Banks, Inc. (“IALB”) that the undersigned is entitled to vote at the Special Meeting of the Shareholders of IALB to be held on [●], 2017 at [●]:[●] [●].m., local time, at [●], [●], [●], and at any adjournments or postponements thereof, with all of the powers the undersigned would possess if personally present.

1. Merger Proposal. To approve the Agreement and Plan of Reorganization and Merger, dated February 17, 2017 (the “Merger Agreement”), between First Merchants Corporation (“First Merchants”) and IALB, and to approve the transactions contemplated thereby (the “Merger Proposal”), as described in the accompanying proxy statement and prospectus.

For ☐	Against ☐	Abstain ☐

2. Adjournment Proposal. To approve one or more adjournments of the IALB Special Meeting of Shareholders, if necessary or appropriate, to solicit additional proxies in favor of the Merger Proposal.

For ☐	Against ☐	Abstain ☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE LISTED PROPOSALS.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned. If no direction is given, this proxy will be voted “FOR” each of the listed proposals. If any other business is presented at the Special Meeting, this proxy will be voted by the proxies in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the Special Meeting.

PLEASE MARK, SIGN BELOW, DATE AND PROMPTLY RETURN IN THE ENCLOSED ENVELOPE MARKED “PROXY REPLY ENVELOPE.”

(Signature of Shareholder)

(Print Name of Shareholder)

Commons shares owned:

Date:                                           , 2017

(Signature of Shareholder, if joint owner)

(Printed Name of Shareholder, if joint owner)

When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign full corporate name by duly authorized officer. If a partnership, please sign the partnership name by an authorized person.

[Independent Alliance Banks, Inc. Letterhead]

Dear 401(k)/Profit Sharing Plan Participant:

On behalf of the Board of Directors of Independent Alliance Banks, Inc. (“IALB”), I am forwarding you the attached [Insert Color, if applicable] voting instruction card, which is being provided so that you may convey your voting instructions to iAB Financial Bank, in its fiduciary capacity (the “Trustee”), on the proposals to be presented at the Special Meeting of Shareholders of IALB to be held on [●], 2017. Also enclosed is a proxy statement and prospectus relating to the Special Meeting of Shareholders.

As a holder of IALB common stock under the iAB Financial Bank 401(k)/Profit Sharing Plan (the “Plan”), you are entitled to direct the Trustee how to vote the shares of common stock you hold under the Plan as of [●], 2017, the record date for the Special Meeting. If the Trustee does not receive your instructions by [●], 2017, the Trustee will vote your shares in a manner calculated to most accurately reflect the instructions received from other Plan participants.

Please complete, sign and return the enclosed [Insert Color, if applicable] voting instruction card in the postage paid envelope provided.

Sincerely,

Michael C. Marhenke
President and Chief Executive Officer

VOTING INSTRUCTION CARD

INDEPENDENT ALLIANCE BANKS, INC. – 401(k)/PROFIT SHARING PLAN

SPECIAL MEETING OF SHAREHOLDERS

[●], 2017

[●]:[●] [●].m., Local Time

The undersigned hereby directs iAB Financial Bank, in its fiduciary capacity, the Trustee of the iAB Financial Bank 401(k)/Profit Sharing Plan, to vote all shares of common stock of Independent Alliance Banks, Inc. (“IALB”) credited to the undersigned’s account(s) for which the undersigned is entitled to vote at the Special Meeting of Shareholders of IALB to be held on [●], 2017 at [●]:[●] [●].m., local time, at [●], [●], [●], Indiana and at any and all adjournments thereof, as follows:

1. Merger Proposal. To approve the Agreement and Plan of Reorganization and Merger, dated February 17, 2017 (the “Merger Agreement”), between First Merchants Corporation (“First Merchants”) and IALB, and to approve the transactions contemplated thereby (the “Merger Proposal”), as described in the accompanying proxy statement and prospectus.

For ☐	Against ☐	Abstain ☐

2. Adjournment Proposal. To approve one or more adjournments of the IALB Special Meeting of Shareholders, if necessary or appropriate, to solicit additional proxies in favor of the Merger Proposal.

For ☐	Against ☐	Abstain ☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE LISTED PROPOSALS.

Date:
Sign above

PLEASE COMPLETE, DATE, SIGN AND PROMPTLY MAIL THIS VOTING INSTRUCTION CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE NO LATER THAN             , 2017.